Cover-All Technologies Inc. 412 Mt. Kemble Avenue, Suite 110C Morristown, NJ 07960 Tel: 973.461.5200	FOR IMMEDIATE RELEASE

Steve Isaac Appointed to Cover-All Board of Directors

MORRISTOWN, NEW JERSEY (April 1, 2014) – Cover-All Technologies Inc. (NYSE MKT: COVR) is pleased to announce the appointment of a new member to its Board of Directors.   Mr. Steve Isaac has joined the Cover-All Board of Directors effective March 31, 2014.

“We welcome Steve Isaac to our Board of Directors,” said Manish Shah, CEO and President, Cover-All. “Steve’s vast experience in P/C insurance technology and managing several acquisitions will prove a valuable asset as we continue to explore ways for accelerating the growth of the company to improve shareholders’ value through means other than organic growth.”

“I am honored to be named to Cover-All’s board of director,” said Steve Isaac. “I look forward to contribute my experience and resources to accelerate Cover-All’s growth.”

Steve Isaac has over 35 years of experience in the insurance and technology industries (public and private sectors). He has been a senior executive for three large P/C insurance companies, the chief operating office of the Ohio Bureau of Workers Compensation and a founder of three technology companies. He has led and managed over twenty acquisitions, mostly in P/C insurance space. He is active with multiple trade associations and committees dealing with health care, insurance, fraud, and worker's compensation issues. He participated on the Jackson Hole Think Tank committee addressing issues on the proposed National Healthcare Reform. He served on the Kentucky Assigned Risk Pool Board, Board Member of the PLRB, IAIABC Director, and was an Arbitrator for the American Insurance Arbitration Forum.  He was appointed under the Clinton Administration to serve as an industry insurance resource for the national health care reform effort. He is a graduate of Franklin University with a Bachelor’s degree in Business and holds numerous certificates in insurance, insurance law, Harvard Business Administration MBA program, finance and human resources.

FORWARD-LOOKING STATEMENTS

Statements in this press release, other than statements of historical information, are forward-looking statements that are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.  Forward-looking statements involve known and unknown risks which may cause the Company’s actual results in future periods to differ materially from expected results.  Those risks include, among others, risks associated with increased competition, customer decisions, the successful completion of continuing development of new products, the successful negotiations, execution and implementation of anticipated new software contracts, the successful implementation of our acquisition strategies and our ability to complete or integrate acquisitions, the successful addition of personnel in the marketing and technical areas, our ability to complete development and sell and license our products at prices which result in sufficient revenues to realize profits and other business factors beyond the Company’s control.  Those and other risks are described in the Company’s filings with the Securities and Exchange Commission (“SEC”) over the last 12 months, including but not limited to the Company’s Annual Report on Form 10-K for the year ended December 31, 2013, filed with the SEC on March 28, 2014, copies of which are available from the SEC or may be obtained upon request from the Company.

ABOUT COVER-ALL TECHNOLOGIES INC.

Cover-All provides property and casualty insurance professionals a robust state-of-the-art, browser-based family of Policy, Business Intelligence, and Claims solutions designed to deliver products to market faster, enhance quality, ensure compliance, and reduce costs.  With offices in Morristown, NJ and Honolulu, HI, Cover-All continues its tradition of developing technology solutions designed to revolutionize the way property and casualty insurance business is conducted.  Additional information is available online at www.cover-all.com.

Cover-All®, My Insurance Center™ (MIC) NexGen, Insurance Policy Database™ (IPD) and PipelineClaims™ are trademarks or registered trademarks of Cover-All Technologies Inc.  All other company and product names mentioned are trademarks or registered trademarks of their respective holders.

Contact

Ann Massey

Chief Financial Officer

(973) 461-5190

amassey@cover-all.com